EXHIBIT 10.47
FIRST AMENDMENT TO THE
ALLIED WASTE INDUSTRIES, INC. 2006 INCENTIVE STOCK PLAN
(Adopted by the Board of Directors on February 9, 2006;
Approved by the Stockholders on May 25, 2006;
Amended and Restated on July 27, 2006)
THIS FIRST AMENDMENT (“Amendment”) to the Allied Waste Industries, Inc. 2006 Incentive Stock Plan is made on December 5, 2006, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation (the “Company”).
R E C I T A L S:
1.	The Company maintains the Allied Waste Industries, Inc. 2006 Incentive Stock Plan, as most recently amended and restated on July 27, 2006 (“Plan”);

2.	The Company has reserved the right to amend the Plan in whole or in part; and

3.	The Company intends to amend the Plan.
THEREFORE, the Company hereby adopts this Amendment, as follows:
1.	Section 20(a) of the Plan is hereby amended in its entirety to read as follows:
     Adjustment of Shares Available. If there is any increase or decrease in the number of issued shares of Common Stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, merger, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment, the Committee shall (i) have the authority, in its absolute discretion, to proportionately adjust the aggregate number and type of shares available for Awards under the Plan, and (ii) proportionately adjust (A) the maximum number and type of shares or other securities that may be subject to Awards to any individual under the Plan, (B) the number and type of shares or other securities covered by each outstanding Award, and (C) the Exercise Price per share (but not the total price) for Awards outstanding under the Plan, in each case in order to prevent the enlargement or dilution of rights of the Participants under such Awards.
2.	Except as provided in this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

ALLIED WASTE INDUSTRIES, INC., a Delaware corporation
By
Jo Lynn White, Vice President
and Acting General Counsel

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